     THIRD AMENDMENT TO CREDIT AGREEMENT, WAIVER AND CONSENT

     THIRD AMENDMENT TO CREDIT AGREEMENT, WAIVER AND CONSENT, dated as of February __, 2000 (this "Amendment"), to the Credit Agreement dated as of June 29, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among DONNKENNY APPAREL, INC. a Delaware corporation ("DKA"), BELDOCH INDUSTRIES CORPORATION, a Delaware corporation ("BIC"; together with DKA, and severally, the "Borrowers"), the Guarantors party thereto, the lenders party thereto (collectively, the "Lenders") and THE CIT GROUP/COMMERCIAL SERVICES, INC. as agent for the Lenders (in such capacity, the "Agent").

     The Borrowers, the Guarantors, the Lenders and the Agent are parties to the Credit Agreement.

     The Borrowers have requested that (a) the Lenders waive certain existing Events of Default under the Credit Agreement, (b) (i) Lenders consent to certain action taken by Parent which is prohibited by the Credit Agreement and
(ii) Required Lenders consent to the closing by Borrowers of certain manufacturing facilities, and (c) amend certain provisions of the Credit Agreement.

     The Lenders are willing to waive such existing Events of Default, give such consent and make such amendments to the Credit Agreement upon the terms and subject to the conditions set forth in this Amendment.

     Accordingly, in consideration of the mutual agreements set forth herein, and for good and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.

     2. Waiver of Events of Default. Borrowers have exceeded the Overadvance Amount permitted under the terms of the Credit Agreement during the End of Month Period for January 2000 and have defaulted under Sections 7.10 (Minimum Interest Coverage Ratio), 7.11 (EBITDA) and 7.12(A) (Tangible Net Worth) of the Credit Agreement (collectively, the "Subject Covenants"), as a result of their breach of such financial covenants for the quarterly period ending December 31, 1999. As a result of the foregoing, Events of Default (collectively, the "Covenant Defaults") have occurred under Article VIII(d) of the Credit Agreement. In response to the Borrowers' request for a waiver of the Covenant Defaults, Lenders hereby waive the Covenant Defaults, provided, however, that nothing contained in this Amendment shall be construed to limit, impair or otherwise affect any rights of Lenders in respect of future noncompliance with respect to any Overadvance Amount, the Subject Covenants or any other covenant, term or provision of the Credit Agreement or of any of the other Loan Documents.

     3. Consents. (a) Subsection (n) of Article VIII of the Credit Agreement provides that an Event of Default shall have occurred if Harvey Appelle ceases to be the Chairman of the Parent (i.e. Donnkenny, Inc.), unless a replacement reasonably satisfactory to the Required Lenders is found within 180 days. The Borrowers have advised the Lenders that as of January 1, 2000, Daniel Levy was appointed Chairman of Donnkenny, Inc., succeeding Harvey Appelle. The Lenders hereby confirm that Daniel Levy is satisfactory as Chairman of Donnkenny, Inc. and, therefore, no Event of Default occurred as a result of such retirement by Harvey Appelle and such successor appointment.

     (b) Borrowers have advised Lenders that Borrowers propose to close the following three manufacturing facilities ("Subject Facilities") and to transfer the manufacturing operations presently conducted at the Subject Facilities to manufacturing facilities located outside of the United States that are owned by Borrowers and/or other Persons (the "Subject Facilities Closing"):

                         (1) Fabric Cutters
                             326 West Oxford Street
                             Floyd, Virginia 24091

                         (2) Skyline
                             326 West Oxford Street
                             Floyd, Virginia 24091

                             and

                         (3) Grayson
                             116 Grayson Avenue
                             Independence, Virginia 24348

In response to Borrowers' request, Required Lenders hereby waive the application of Sections 6.02 and 7.13 of the Credit Agreement and hereby consent to the Subject Facilities Closing, provided that, (i) nothing contained herein shall be deemed or constitute Required Lenders' consent to the sale, lease or other disposition of the Subject Facilities and (ii) Borrowers shall comply with all laws applicable to the Subject Facilities Closing, including, without limitation, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101 et. seq.

     4. Amendment of Section 1.01. Section 1.01 of the Credit Agreement is amended as follows:

     (a) Interest Rate. The initial portion of the definition of "Interest Rate" that precedes the parenthetical based on the Eurodollar Rate...)" is hereby amended in its entirety to read as follows:

          " 'Interest Rate' shall mean as to Prime Rate Loans, a rate of one (1.00%) percent in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three (3.00%) percent per annum in excess of the Adjusted Eurodollar Rate..."

     (b) Overadvance Amount. The definition of "Overadvance Amount" is amended and restated in its entirety to read as follows:

          " 'Overadvance Amount' shall mean, during any Intramonth Period and End of Month Period, the amounts set forth below as correspond to the Intramonth Period and the End of Month Period during the months set forth below:
                                                             OVERADVANCE AMOUNT
                           OVERADVANCE AMOUNT DURING THE        DURING THE
        MONTH                 INTRAMONTH PERIOD              OF MONTH PERIOD
     --------------------  -----------------------------     ---------------
     January 2000                   $ 8,200,000                 $4,200,000
     February 2000                  $ 8,000,000                 $4,000,000

     March 2000                     $ 7,800,000                 $2,800,000

     April 2000                     $10,300,000                 $5,300,000

     May 2000                       $13,700,000                 $8,700,000

     June 2000                      $14,200,000                 $9,200,000

     July 2000                      $13,300,000                 $8,300,000

     August 2000                    $10,200,000                 $5,200,000

     September 2000                 $ 8,000,000                 $3,000,000

     October 2000                   $ 7,000,000                 $2,000,000

     November 2000                  $ 7,000,000                 $2,000,000

     December 2000                  $ 7,000,000                 $2,000,000


     ; provided, however, that, if following receipt of a mutually acceptable monthly operating plan by November 30, 2000 the Borrowers and the Lenders have not agreed on Overadvance Amounts for January, 2001 and thereafter, the Overadvance Amount during the End of Month Period and during the Intramonth Period End for January, 2001 and thereafter shall be zero dollars ($0); provided, further, that each of the foregoing amounts shall be reduced by the aggregate amount of cash proceeds received by the Parent and/or any of its Subsidiaries (i) as tax refunds and (ii) as proceeds (net of taxes due and any reasonable expenses of sale) from the sale or other disposition of any assets of the Parent and/or any of its Subsidiaries (excluding sales of inventory in the ordinary course of business consistent with past practices). The foregoing shall not be deemed to be a consent by the Agent or any Lender to any sale of assets.

          For purposes of this paragraph, (i) the term 'End of Month Period' shall mean the period commencing on the last Business Day of a month and ending on the fifth day of the immediately following month and (ii) the term `Intramonth Period' shall mean the period commencing on the sixth day of a month and ending on the day immediately preceding the last Business Day of the same month."

     5. Amendment of Section 2.01(b). Section 2.01(b) of the Credit Agreement is hereby amended by inserting into the first paragraph thereof a new sentence, which shall be the second to last sentence thereof and shall immediately follow the sentence ending with "$75,000,000", as follows:

          "In addition to and not in limitation of the foregoing limitations with respect to Revolving Credit Loans outstanding at any time to Borrowers, and notwithstanding anything to the contrary contained in this
     Section 2.01(b), the aggregate principal amount of Revolving Credit Loans outstanding at any time to Borrowers solely with respect to Eligible Receivables and Eligible Inventory shall not exceed an amount equal to the total amount of Revolving Credit Loans then available based upon the immediately preceding clauses (B)(i) and (B)(ii)(I)."

     6. Amendment of Section 7.10. Section 7.10 of the Credit Agreement is amended in its entirety to read as follows:

          "Section 7.10 Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio of the Parent and its Subsidiaries on a Consolidated basis for each four consecutive fiscal quarter period ending on the last day of each of the fiscal quarters set forth below to be less than the ratio set forth below opposite such fiscal quarter:

         Quarterly Period Ending    Minimum Interest Coverage Ratio
         -----------------------    -------------------------------
         March 31, 2000                .30 to 1.00
         June 30, 2000                   0 to 1.00
         September 30, 2000            .40 to 1.00
         December 31, 2000            1.50 to 1.00"


     7. Amendment of Section 7.11. Section 7.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 7.11 EBITDA. Permit EBITDA of the Parent and its Subsidiaries (in each case computed and calculated in accordance with GAAP) on a Consolidated basis for each four consecutive fiscal quarter period ending on the last day of each of the fiscal quarters set forth below to be less than the amount set forth below opposite each such fiscal quarter:

         Quarterly Period             Ending EBITDA
         ----------------             -------------
         March 31, 2000                $1,109,000
         June 30, 2000                 $   83,700
         September 30, 2000            $1,445,000
         December 31, 2000             $5,130,000"



     8. Amendment of Section 7.12A. Section 7.12A of the the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 7.12A Tangible Net Worth. Permit the Tangible Net Worth of the Parent and its Subsidiaries (in each case computed and calculated in accordance with GAAP) on a Consolidated basis as of the end of each of the fiscal quarters set forth below to be less than the amount set forth below opposite each such fiscal quarter:

         Quarterly Period Ending     Tangible Net Worth
         -----------------------     ------------------
         March 31, 2000                $10,000,000
         June 30, 2000                 $ 7,500,000
         September 30, 2000            $ 9,450,000
         December 31, 2000             $11,500,000"

     9. Overadvance Amount Clean-Up. Section 6.16 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "SECTION 6.16 Payment of Revolving Credit Loans with respect to Overadvance Amount. Notwithstanding anything to the contrary otherwise contained in this Agreement, including, without limitation, Section 2.01(b), during the quarterly period ending December 31, 2000, Borrowers shall pay and satisfy in full, on any one (1) day as may be selected by Borrowers during such quarterly period (such day, the "Overadvance Clean-up Date"), Revolving Credit Loans in an aggregate amount equal to
     (x) that amount of Revolving Credit Loans which would otherwise be permitted to be outstanding under Section 2.01(b) on the Overadvance Clean-up Date, less (y) the Overadvance Amount as of the Overadvance Clean-up Date. Subject to the terms and conditions of this Agreement, Borrowers may at any time after the Overadvance Clean-up Date re-borrow such Revolving Credit Loans repaid to Lenders on the Overadvance Clean-up Date."

     1. Amendment Fee. In consideration of the waiver of the Covenant Defaults and the amendments to the Credit Agreement as set forth herein, Borrowers shall pay to Agent, for the benefit of Lenders, or Agent, at its option, may charge the account(s) of Borrowers maintained by Agent an amendment fee in the amount of $75,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

     10. Representations and Warranties. Borrowers hereby represent and warrant to Lenders that the representations and warranties set forth in Article IV of the Credit Agreement are true on and as of the date hereof, as if made on and as of the date hereof, after giving effect to this Amendment, except to the extent that any such representation or warranty expressly relates to a prior date, and breach of any of the representations and warranties made in this paragraph 11 shall constitute and Event of Default under Article VIII(a) of the Credit Agreement. Borrowers further represent and warrant that, after giving effect to this Amendment, no Event of Default or event which, with the lapse of time or the giving of notice or both, would become an Event of Default has occurred and is continuing.

     11. Effectiveness. This Amendment shall become effective on the date Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto.

     12. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver or amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of either of the

Borrowers that would require consent of Lenders. Except as expressly amended by this Amendment, the provisions of the Credit Agreement are and shall remain in full force and effect.

     13. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of law principles thereof).

     14. Counterparts; Facsimile Signature. This Amendment may be executed in counterparts, each of which shall constitute and original and all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be effective as delivery of a manually executed signature page hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

                     DONNKENNY APPAREL, INC., as a Borrower and a Guarantor

                     By: /s/ Beverly Eichel
                        --------------------------------------------------------
                     Name:  Beverly Eichel
                          ------------------------------------------------------
                     Title: Executive Vice President, Chief Financial Officer
                           -----------------------------------------------------

                     BELDOCH INDUSTRIES CORPORATION, as a Borrower and a
                      Guarantor

                     By: /s/ Beverly Eichel
                        --------------------------------------------------------
                     Name:  Beverly Eichel
                          ------------------------------------------------------
                     Title: Executive Vice President, Chief Financial Officer
                           -----------------------------------------------------


                      [SIGNATURES CONTINUED ON NEXT PAGE]


                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                    CHRISTIANSBURG GARMENT COMPANY, INCORPORATED as a Guarantor

                     By: /s/ Beverly Eichel
                        --------------------------------------------------------
                     Name:  Beverly Eichel
                          ------------------------------------------------------
                     Title: Executive Vice President, Chief Financial Officer
                           -----------------------------------------------------

                    H SQUARED DISPOSITIONS, INC., as a Guarantor

                     By: /s/ Beverly Eichel
                        --------------------------------------------------------
                     Name:  Beverly Eichel
                          ------------------------------------------------------
                     Title: Executive Vice President, Chief Financial Officer
                           -----------------------------------------------------

                    THE CIT GROUP/COMMERCIAL SERVICES, INC., as Agent

                     By: /s/ Lisa Murakami
                        --------------------------------------------------------
                     Name:  Lisa Murakami
                          ------------------------------------------------------
                     Title: Vice President
                           -----------------------------------------------------

                    THE CIT GROUP/COMMERCIAL SERVICES, INC., as a Lender

                     By: /s/ Lisa Murakami
                        --------------------------------------------------------
                     Name:  Lisa Murakami
                          ------------------------------------------------------
                     Title: Vice President
                           -----------------------------------------------------